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                                                                    Exhibit 3.10

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY

                            CERTIFICATE OF FORMATION

                                       OF

                                [NAME OF ENTITY]




o  First:   The name of the limited liability company is _____________________.

o  Second:  The address of its registered office in the State of Delaware is
            ______________________________________. The name of its registered agent at such address is __________________________________.



         In Witness Whereof, the undersigned has executed this Certificate of Formation of _____________________________ this ____ day of ____________, 200_.





                                                      By:______________________
                                                         Name: